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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 24, 1994, except as to Notes 14 and 21, which are as of August 15, 1994 and October 13, 1994, respectively, appearing on page F-2 of AMERCO's Registration Statement No. 33-54289, filed with the Securities and Exchange Commission, for the year ended March 31, 1994. Such report includes an explanatory paragraph related to the uncertainty surrounding certain litigation. We also consent to the references to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Consolidated Financial Data" or "Selected Consolidated Financial Data."


PRICE WATERHOUSE LLP

March 2, 1995
Phoenix, Arizona